UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to ss240.14a-12

Dreams, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously, identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DREAMS, INC.

Two South University Drive

Suite 325

Plantation, Florida 33324

Telephone: (954) 377-0002

Facsimile: (954) 475-8785

            , 200

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of Dreams, Inc. (the “Company”) on                     ,                     , 200   at 9:00 a.m. at the Company’s headquarters, Two South University Drive, Suite 325, Plantation, Florida 33324. The accompanying formal Notice of Special Meeting of Stockholders and Proxy Statement contain the items of business expected to be considered and acted upon at the meeting.

We hope you will be able to attend this Special Meeting, but if you cannot, it is important that your shares be represented at the meeting. Thus, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. If you so desire, you can withdraw your proxy and vote in person at the meeting.

We welcome the opportunity to share our thoughts about the Company with our stockholders at this meeting and look forward to your questions and comments.

Sincerely,

/s/ Ross Tannenbaum
Ross Tannenbaum
President and Chief Executive Officer

DREAMS, INC.

Two South University Drive, Suite 325

Plantation, Florida 33324

Telephone: (954) 377-0002

Facsimile: (954) 475-8785

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD                         , 2006

Notice is hereby given that a Special Meeting of Stockholders of Dreams, Inc., a Utah corporation (the “Company”), will be held at 9:00 a.m. local time on                     , 200   at the Company’s headquarters, Two South University Drive, Suite 325, Plantation, Florida 33324 to consider and act upon the following items of business:

1. To authorize the Company to effect up to a 1-for-8 reverse stock split of the Company’s common stock and a reduction in number of shares of common stock the Company is authorized to issue from Five Hundred Million (500,000,000) shares to One Hundred Million (100,000,000) shares (the “Recapitalization”);

2. To consider and vote upon a proposal to approve the Dreams, Inc. 2006 Equity Incentive Plan (“New Plan”); and

3. To transact such other business that may properly come before the Special Meeting or any adjournments thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

Only stockholders of record of the Company at the close of business on December __, 2006 will be entitled to receive notice of and to vote at the Special Meeting or any adjourned session. A list of all stockholders of record as of the record date will be open for inspection at the meeting.

The accompanying Proxy Statement is being mailed to the stockholders on or about                     , 2006.

By Order of the Board of Directors

/s/ David Greene
David Greene
Secretary

Plantation, FL

                    , 2006

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD SO THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING AND TO ENSURE A QUORUM. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES USING THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES. PROXIES CAN ALSO BE REVOKED BY SUBMITTING A NEW PROXY WITH A LATER DATE OR BY DELIVERING WRITTEN INSTRUCTIONS TO THE SECRETARY OF THE COMPANY.

WHEN COMPLETING YOUR PROXY CARD, PLEASE SIGN YOUR NAME AS IT APPEARS PRINTED. IF SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. A PROXY EXECUTED BY A CORPORATION MUST BE SIGNED BY AN AUTHORIZED OFFICER.

DREAMS, INC.

Two South University Drive

Suite 325

Plantation, Florida 33324

Telephone: (954) 377-0002

Facsimile: (954) 475-8785

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD                     , 2006

This Proxy Statement and accompanying form of proxy is furnished in connection with the solicitation of proxies by the Board of Directors of Dreams, Inc., a Utah corporation (the “Company”), for the Special Meeting of Stockholders of the Company (the “Special Meeting”) to be held at the Company’s headquarters, Two South University Drive, Suite 325, Plantation, Florida 33324 on                     ,                     , 200   at 9:00 a.m. local time or at any adjournments thereof.

At the Special Meeting, stockholders will be asked: (1) to authorize the Company to effect up to a 1-for-8 reverse stock split of the Company’s common stock (“Common Stock”) and to effect a reduction in the shares of authorized Common Stock from Five Hundred Million (500,000,000) shares to One Hundred Million (100,000,000) shares (the “Recapitalization”); (2) to consider and vote upon a proposal to approve the Dreams, Inc. 2006 Equity Incentive Plan (“New Plan”); and (3) to transact such other business that may properly come before the Special Meeting or any adjournments thereof.

GENERAL

The enclosed proxy is solicited by the Board of Directors of the Company (the “Board”) for the purposes set forth in the Notice of Special Meeting of Stockholders. The solicitation is being made by mail and we may also use our officers, employees and consultants to solicit proxies from stockholders either in person or by telephone, facsimile, e-mail or letter, without additional compensation. We will pay the cost for solicitation of proxies, including preparation, assembly and mailing this Proxy Statement and proxy. Such costs normally include charges from brokers and other custodians, nominees and fiduciaries for the distribution of proxy materials to the beneficial owners of our Common Stock. The approximate mailing date of this Proxy Statement and Notice of Special Meeting and form of proxy is                     , 2006.

Pursuant to a vote of the Board, each stockholder of record at the close of business on                     , 2006 (the “record date”), is entitled to notice of and vote at the Special Meeting. As of the close of business on the record date, we had                      shares of Common Stock outstanding. Each share of Common Stock outstanding on the record date entitles the holder thereof to one vote. Consistent with Utah law and as provided under our By-laws, the holders of a majority of the shares entitled to cast votes on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter.

REQUIRED VOTE

The affirmative vote of the holders of a majority of our outstanding Common Stock is required to approve the reverse stock split and reduction in authorized Common Stock under Proposal 1. The affirmative vote of holders of a majority of the shares present and voting at the Special Meeting is required for approval of the New Plan under Proposal 2. The Board of Directors of Dreams, Inc. has approved each of Proposals 1 and 2 and recommends that you vote FOR all of the proposals.

INSPECTOR OF ELECTIONS

Votes cast by proxy or in person at the Special Meeting will be tabulated by persons appointed by our Board to act as Inspector of Elections for the meeting. The Inspector of Elections will count the total number of votes cast for approval of each proposal for purposes of determining whether sufficient affirmative votes have been cast. The Inspector of Elections will count shares represented by proxies that reflect abstentions and “broker non-votes” (i.e., shares represented at the Special Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Abstentions and broker non-votes are treated as votes against the authorization of the reverse stock split and reduction in authorized Common Stock under Proposal 1 and will have no effect on the adoption of the New Plan under Proposal 2.

VOTING

Registered stockholders can vote their shares by mailing their signed proxy card or voting in person. Stockholders who hold their shares in street name will need to contact their broker or other nominee.

PROXIES

Proxies returned to us or our transfer agent, Fidelity Stock Transfer (“Transfer Agent”), and properly executed will be voted in accordance with the stockholders’ instructions. You specify your choice by appropriately marking the enclosed proxy card. Brokers holding shares for the account of their clients may vote such shares in the manner directed by their clients.

Any proxy, which is timely signed and returned with no other markings, will be voted in accordance with the recommendation of our Board. The proxies also give our Board discretionary authority to vote the shares represented thereby on any matter which was not known as of the date of this Proxy Statement and is properly presented for action at the Special Meeting.

The execution of a proxy will in no way affect your right to attend the Special Meeting and vote in person. You have the right to revoke your proxy prior to the Special Meeting by giving notice to our Corporate Secretary, David Greene, at our executive offices. You may also complete and submit a new proxy prior to the Special Meeting or you may revoke a previously submitted proxy at the Special Meeting by giving notice to our Secretary at the Special Meeting.

For convenience in voting your shares on the enclosed proxy card, we have enclosed a postage-paid return envelope to our Transfer Agent, who will assist in tabulating the stockholder vote.

Our mailing address is Two South University Drive, Suite 325, Plantation, Florida 33324. Our telephone number is (954) 377-0002, and facsimile number is (954) 475-8785.

PROPOSAL NO. 1

APPROVAL OF REVERSE STOCK SPLIT AND REDUCTION IN AUTHORIZED COMMON STOCK

Our Board has recommended that the stockholders approve a proposal to permit us to amend our Certificate of Incorporation to effect a 1-for-8 reverse stock split of the Common Stock whereby every eight shares of Common Stock outstanding will be combined and reduced to one share of Common Stock, and to effect a reduction in our authorized shares of Common Stock from Five Hundred Million (500,000,000) shares to One Hundred Million (100,000,000) shares (the “Recapitalization”).

In deciding whether to approve the Recapitalization, the Board considered, among other things, (i) the market price of our Common Stock, (ii) the number of shares that will be outstanding after the split, (iii) the stockholders’ equity, (iv) the shares of Common Stock available for issuance in the future, (v) the nature of our operations, and (vi) the listing requirements of the American Stock Exchange, Inc. The Recapitalization will become effective upon filing a Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”). The form of Certificate of Amendment to effect the Recapitalization is attached to this Proxy Statement as Annex A and the following discussion is qualified in its entirety by the full text of the Certificate of Amendment.

PURPOSES OF THE RECAPITALIZATION

We intend to apply to list our Common Stock on the American Stock Exchange, Inc. The listing standards of the American Stock Exchange, Inc. require stocks to have minimum bid price of $2.00 per share at the time of their initial listing and maintain such price for a period of 20 trading days.

The Board also believes that an increased stock price may encourage investor interest and improve the marketability and liquidity of our Common Stock. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. The Board believes that the anticipated higher market price resulting from the Recapitalization may reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage firms described above. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. The Board is hopeful that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above. Also, the reduction in our shares of authorized common stock will reduce a market overhang of authorized and unissued shares resulting from the Recapitalization.

POTENTIAL RISKS OF THE RECAPITALIZATION

If the stockholders were to approve the Recapitalization, there can be no assurance that the bid price of the Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the Recapitalization. Accordingly, the total market capitalization of our Common Stock after the proposed Recapitalization may be lower than the total market capitalization before the proposed Recapitalization.

Additionally, the liquidity of our Common Stock could be affected adversely by the reduced number of shares outstanding after the Recapitalization. Although the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Recapitalization will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in our Common Stock.

PRINCIPAL EFFECTS OF THE RECAPITALIZATION

Common Stock

Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Recapitalization will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock is currently quoted on the OTC Bulletin Board under the symbol “DRMS.” We are currently applying to have our Common Stock listed on the American Stock Exchange, Inc. The Recapitalization would be implemented to enable us to comply with certain listing requirements relating to the price of our Common Stock.

After the effective date of the Recapitalization, each stockholder will own fewer shares of our Common Stock. However, the Recapitalization will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the Recapitalization results in any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the Recapitalization other than as a result of the rounding of fractional shares as described below. Further, the number of stockholders of record will not be affected by the Recapitalization.

The Recapitalization is likely to result in some stockholders owning “odd-lots” of fewer than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on “round-lots” of even multiples of 100 shares. The Recapitalization will also result in the reduction in the number of authorized shares of the Common Stock as designated by our Certificate of Incorporation from Five Hundred Million (500,000,000) shares to One Hundred Million (100,000,000) shares. Therefore, because the number of issued and outstanding shares of Common Stock would decrease at a greater rate than that by which the number of authorized shares of Common Stock would decrease, the ratio of shares of Common Stock available for issuance to shares of Common Stock issued and outstanding would increase upon the effectuation of the Recapitalization. These additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for Common Stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise and to take advantage of favorable opportunities. If we issue additional shares for any of these purposes, the ownership interest of our current stockholders would be diluted. Although we continually examine potential acquisitions of companies or assets or other favorable opportunities, there are no current plans or arrangements to issue any additional shares of our Common Stock for such purposes.

This proposal has been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of Common Stock that would become available for issuance if the Recapitalization is effected could also be used by the Company’s management to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. The Board is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the proposal was not adopted to thwart any such efforts.

Currently we are authorized to issue a total of Five Hundred and Ten Million (510,000,000) shares of capital stock consisting of Five Hundred Million (500,000,000) shares of Common Stock and Ten Million (10,000,000) shares of blank check preferred stock, and have 209,309,092 shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding.

The proposed Recapitalization would reduce the number of shares of Common Stock we are authorized to issue to One Hundred Million (100,000,000) shares, and would reduce the number of shares of Common Stock issued and outstanding as of the record date, December     , 2006, to                      shares of Common Stock.

After the Recapitalization a total of                      shares of Common Stock will be authorized and issued, with                      shares reserved for issuance upon the exercise of outstanding warrants and options. In addition, Two Million Five Hundred Thousand (2,500,000) shares of Common Stock will be reserved for issuance pursuant to the New Plan if Proposal 2 is approved, leaving                      shares of Common Stock authorized and un-issued, unallocated and un-reserved.

Options and Warrants

In addition, all outstanding options and warrants to purchase shares of our Common Stock would be adjusted as a result of the Recapitalization, as required by the terms of those securities. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the reverse stock split. Also, the number of shares reserved for issuance under our existing stock option and equity incentive plans would be reduced proportionally based on the ratio of the reverse stock split.

Rounding of Fractional Shares

No fractional shares of Common Stock will be issued as a result of proposed Recapitalization, nor will stockholders who otherwise would be entitled to receive fractional shares receive cash for such fractional shares. Instead, any fractional shares shall be rounded up to the nearest whole share.

Implementation and Exchange of Stock Certificates

If our stockholders approve this proposal, we will file an amendment to our Certificate of Incorporation with the Utah Secretary of State. The Recapitalization will become effective at the time specified in the amendment, which we expect to be the next business day after the filing of the amendment, and which we refer to as the effective date.

As of the effective date of the Recapitalization, each certificate representing shares of our Common Stock before the Recapitalization would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the Recapitalization, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by the Company after the effective date until they surrender their old stock certificates for exchange. All shares underlying options and warrants and other securities would also be automatically adjusted on the effective date.

Our transfer agent, Fidelity Stock Transfer, is expected to act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities exercisable for our Common Stock would be notified of the effectiveness of the Recapitalization. Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Recapitalization. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their shares. No new certificates would be issued to a stockholder until such stockholder has surrendered any outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Recapitalization would continue to be valid and would represent the adjusted number of shares based on the ratio of the reverse stock split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

NO APPRAISAL RIGHTS

In connection with the approval of the Recapitalization, stockholders of the Company will not have a right to dissent and obtain payment for their shares under Utah law or our Certificate of Incorporation or bylaws.

TAX CONSEQUENCES

The following discussion sets forth the material United States federal income tax consequences that management believes will apply to us and our stockholders who are United States holders at the effective time of the Recapitalization. This discussion does not address the tax consequences of transactions effectuated prior to or after the Recapitalization, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. Furthermore, no foreign, state or local tax considerations are addressed herein. For this purpose, a United States holder is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon his or her exchange of pre-Recapitalization shares for post-Recapitalization shares. The aggregate tax basis of the post-Recapitalization shares received in the Recapitalization will be the same as the stockholder’s aggregate tax basis in the pre-Recapitalization shares exchanged therefore. The stockholder’s holding period for the post-Recapitalization shares will include the period during which the stockholder held the pre-Recapitalization shares surrendered in the Recapitalization.

We should not recognize any gain or loss as a result of the Recapitalization.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The affirmative vote of the holders of a majority of our outstanding Common Stock is required to approve this proposal. Our Board Recommends a Vote “FOR” the Recapitalization.

HOLDERS OF COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECAPITALIZATION, INCLUDING THE APPLICABILITY IN EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

PROPOSAL NO. 2

APPROVAL AND ASSUMPTION OF THE NEW PLAN

To allow us to offer competitive compensation packages to employees, directors and consultants by providing these individuals the opportunity to acquire or increase their proprietary interest in Dreams, Inc. and thereby adding to their incentive to contribute to the performance and growth of the company, Dreams, Inc. is seeking approval of the Dreams, Inc. 2006 Equity Incentive Plan, or the “New Plan.” Dreams, Inc. stockholders are urged to carefully read the complete New Plan, which is attached as Annex B to this proxy statement.

SUMMARY OF THE NEW PLAN

The New Plan provides for the grant of up to Two Million Five Hundred Thousand (2,500,000) post-Recapitalization shares of Common Stock pursuant to incentive stock options or nonqualified stock options (together with incentive stock options, “Stock Options”), stock purchase rights, stock appreciation rights and restricted and unrestricted stock awards (the latter four, collectively, “Stock Awards”) for employees, directors and consultants. Such shares are currently authorized and unissued, but reserved for issuance. No more than Five Hundred Thousand (500,000)] shares of Common Stock may be awarded to any eligible participant in the New Plan with respect to Stock Options or Stock Awards during any calendar year.

The New Plan has a term of ten years. Accordingly, no grants may be made under the New Plan after ten years after the date on which the stockholders approve the New Plan, but the New Plan will continue thereafter while previously granted Stock Options or Stock Awards remain outstanding and unexercised.

ADMINISTRATION OF THE NEW PLAN

The New Plan will be administered by a committee appointed by the board of directors (the “Committee”) comprised of at least two members of the board of directors. The Committee’s membership shall be made up entirely of members of the board of directors who qualify as “non-employee directors,” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and as “outside directors,” within the meaning of the Department of Treasury Regulations issued under Section 162(m) of the Internal Revenue Code of 1986.

The Committee has the power and authority to make grants of Stock Options or Stock Awards or any combination thereof to eligible persons under the New Plan, including the selection of such recipients, the determination of the size of the grant, and the determination of the terms and conditions, not inconsistent with the terms of the New Plan, of any such grant including, but not limited to:

(i)	approval of the forms of agreement for use;

(ii)	the applicable exercise price;

(iii)	the applicable exercise periods;

(iv)	the applicable vesting period;

(v)	the acceleration or waiver of forfeiture provisions; and

(vi)	any other restrictions or limitations regarding the Stock Option or Stock Award.

The Committee also has the authority, in its discretion, to prescribe, amend and rescind the administrative rules, guidelines and practices governing the New Plan as it shall from time to time deem advisable. The Committee may construe and interpret the terms of the New Plan and any Stock Options or Stock Awards issued under the New Plan and any agreements relating thereto and otherwise supervise the administration of the New Plan. In addition, the Committee may modify or amend each Stock Option or Stock Award granted under the New Plan. All decisions made by the Committee pursuant to the provisions of the New Plan are final and binding on all persons, including the company and all plan participants.

ELIGIBILITY

Employees and directors of, and consultants providing services to, the company are eligible to be granted non-qualified stock options and Stock Awards under the New Plan. Employees of the company are also eligible to receive incentive stock options. The Committee shall select from among the eligible persons under the New Plan as recommended by the company’s senior management, from time to time in its sole discretion, to make certain grants of Stock Options or Stock Awards, and the Committee shall determine, in its sole discretion, the number of shares covered by each grant.

STOCK OPTIONS

Stock Options may be granted to eligible persons alone or in addition to Stock Awards under the New Plan. Any Stock Option granted under the New Plan shall be in such form as the Committee shall from time to time approve, and the provisions of a Stock Option award need not be the same with respect to each optionee. Recipients of Stock Options must enter into a stock option agreement with the company, in the form determined by the Committee, setting forth the term, the exercise price and provisions regarding exercisability of the Stock Options granted thereunder. The Committee may grant either incentive stock options or non-qualified stock options or a combination thereof, but the Committee may not grant incentive stock options to any individual who is not an employee of the company. To the extent that any Stock Option does not qualify as an incentive stock option, it shall constitute a separate non-qualified stock option. The Committee may not grant to any employee incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000.

Incentive stock options and nonstatutory stock options may not be granted at less than the fair market value of the underlying Common Stock at the date of the grant. Incentive stock options may not be granted at less than 110% of fair market value if the employee owns or is deemed to own more than 10% of the combined voting power of the all classes of the company’s stock at the time of the grant. Stock Options can be exercisable at various dates, as determined by the Committee and will expire no more than 10 years from the grant date, or no more than five years for any Stock Option granted to an employee who owns or is deemed to own 10% of the combined voting power of all classes of the company’s stock.

Once vested, Stock Options granted under the New Plan are exercisable in whole or in part at any time during the option period by giving written notice to the company and paying the option price (i) in cash or by certified check, (ii) through delivery of shares of Common Stock having a fair market value equal to the purchase price or (iii) a combination of these methods. The Committee may also permit cashless exercises of Stock Options.

Stock Options issued under the New Plan may not be transferred other than by will or by the laws of descent and distribution. During an optionee’s lifetime, a Stock Option may be exercised only by the optionee. Unless otherwise provided by the Committee, Stock Options that are exercisable at the time of a recipient’s termination of service with the company will continue to be exercisable for three months thereafter, or for twelve months thereafter if the optionee’s employment is terminated due to their death or disability.

STOCK APPRECIATION RIGHTS

Stock appreciation rights may be granted to eligible persons alone or in addition to Stock Options or other Stock Awards under the New Plan. The Committee will determine the number of shares of Common Stock to which the stock appreciation rights shall relate. Each stock appreciation right will have an exercise period determined by the Committee not to exceed 10 years from the grant date. Upon exercise of a stock appreciation right, the holder will receive cash or a number of shares of Common Stock equal to (i) the number of shares for which the stock appreciation right is exercised multiplied by the appreciation in the fair market value of a share of Common Stock between the stock appreciation right grant date and exercise date, divided by (ii) the fair market value of a share of Common Stock on the exercise date of the stock appreciation right.

STOCK PURCHASE RIGHTS

Stock purchase rights may be granted to eligible persons alone or in addition to Stock Options or other Stock Awards under the New Plan. A stock purchase right allows a recipient to purchase a share of Common Stock at a price determined by the Committee. Unless otherwise determined by the Committee, the company will have the right to repurchase the shares of Common Stock acquired upon exercise of the stock purchase right upon the recipient’s termination of service, for any reason, prior to the satisfaction of the vesting conditions established by the Committee. Unless otherwise determined by the Committee, the company’s right of repurchase will lapse as to 1/6th of the purchase shares on the date that is six months after the grant date, and as to an additional 1/6th of such shares every six months thereafter. Upon exercise of a stock purchase right, the purchaser will have all of the rights of a shareholder with respect to the shares of Common Stock acquired.

Stock purchase rights may not be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime, a purchase grant may be exercised only by the recipient. Unless otherwise determined by the Committee, if a recipient’s service to the company terminates for any reason, all stock purchase rights held by the recipient will automatically terminate.

RESTRICTED AND UNRESTRICTED STOCK AWARDS

Restricted and unrestricted stock awards may be granted to eligible persons alone or in addition to Stock Options or other Stock Awards under the New Plan. Shares of Common Stock granted in connection with a restricted stock award are generally subject to forfeiture upon (i) termination of the recipient’s service with the company prior to vesting or (ii) the failure by the recipient to meet performance goals established by the Committee as a condition of vesting. Shares of Common Stock subject to a restricted stock award cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the applicable restrictions lapse. Unless otherwise determined by the Committee, holders of shares of Common Stock granted in connection with a restricted stock award have the right to vote such shares and to receive any cash dividends with respect thereto during the restriction period. Any stock dividends will be subject to the same restrictions as the underlying shares of restricted stock. Unrestricted stock awards are outright grants of shares of Common Stock that are not subject to forfeiture.

EFFECT OF CERTAIN CORPORATE TRANSACTIONS

If (i) the company merges or consolidates with another corporation, (ii) there is an exchange of substantially all of the outstanding stock of the company for shares of another entity in which shareholders of the company will own less than 50% of the voting shares of the surviving entity or (iii) the company sells substantially all of its assets, then, unless otherwise provided by the Committee in a grantee’s option or award agreement, each outstanding and unexercised Stock Option or Stock Award may be assumed by the successor corporation or an equivalent option, or stock award will be substituted by the successor. If, however, the successor does not assume the Stock Options and Stock Awards or substitute equivalent stock options or stock awards, then each outstanding and unexercised Stock Option and Stock Award shall become exercisable for a period of at least 20 days prior to the effective date of such transaction and the company’s right of repurchase with respect to shares covered by all outstanding stock purchase rights and all restrictions with respect to restricted stock awards will lapse. Any Stock Options, or Stock Awards that are not exercised during such twenty 20-day period shall terminate at the end of such period.

Stock Options and Stock Awards made under the New Plan will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The vote of the holders of a majority of the Common Stock present and voting at the meeting is required to approve this proposal. Your Board of Directors Recommends that you vote “FOR” Proposal 2.

SUMMARY OF EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation for services in all capacities by the Company and its subsidiaries for fiscal years ended March 31, 2004, 2005 and 2006 of those persons who were, at March 31, 2006, the Chief executive Officer of the Company and executive officers of the Company whose compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation(1)	Long-Term Compensation Securities Underlying Options/SARs
Ross Tannenbaum,	2004	$288,750	—	$9,600	—
CEO and Director	2005	288,750	—	9,600	—
	2006	288,750	75,000	9,600	—
David M. Greene,	2004	$100,000	—	$7,200	—
Senior Vice President	2005	105,000	—	7,200	—
	2006	125,000	40,000	7,200	—
Victor Shaffer,	2004	—	—	—	—
Executive Vice President	2005	$217,500	—	$7,200	—
	2006	225,000	22,579	7,200	—

(1)	Other annual compensation represents automobile allowances.

OPTION GRANTS IN LAST FISCAL YEAR AND POTENTIAL REALIZABLE VALUES

The following table sets forth as to each of the named executed officer’s information with respect to option grants during fiscal 2006, potential realizable values of such option grants. They are not intended to predict future stock prices, which will depend on market conditions, performance and other factors.

Name	Number of Shares Underlying Granted Options	Percentage of the Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date
Ross Tannenbaum	0
David M. Greene	0
Victor Shaffer	0

AGGREGATED OPTION/EXERCISES IN FISCAL YEAR AND FISCAL YEAR END OPTIONS

The following table sets forth, with respect to each of the named executive officers, the number of share options exercised and the dollar value realized from those exercised during fiscal 2006, and the total number and aggregate dollar value of exercisable and non-exercisable stock options held on March 31, 2006.

Aggregated Option/SAR Exercises in Fiscal Year and FY-End

Option/SAR Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs At FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options/SARs At FY-End ($)(1) Exercisable/Unexercisable
Ross Tannenbaum	—	—	169,696	—
David M. Greene	—	—	524,766/—	—
Victor Shaffer	—	—	1,152,717/104,360	21,913/2,087

At March 31, 2006, the closing bid price of the Company’s common stock was $0.17, and on July 11, 2006, was $0.16.

(1)	Based on the closing bid price of the Company’s common stock of $0.16 on July 11, 2006.

EMPLOYMENT AGREEMENTS

We are not currently a party to any employment agreement with any of our named executive officers.

EQUITY COMPENSATION PLANS

We do not currently have any equity compensation plans in effect.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our Common Stock beneficially owned on the record date by:

•	each person who is known by us to beneficially own 5% or more of our Common Stock;

•	each of our directors;

•	each of our chief executive officer and all other executive officers who received total annual salary and bonus in excess of $100,000 during fiscal year 2005 ended March 31, 2006; and

•	all of our directors and named executive officers as a group.

Except as otherwise set forth below, the address of each of the persons listed below is Two South University Drive, Suite 325, Plantation, Florida 33324.

NAME AND ADDRESS OF BENEFICIAL OWNER(1)	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENTAGE OF CLASS
Sam D. Battistone	9,619,954	(2)(3)	4.6%
Ross Tannenbaum	46,003,029	(4)	22.0%
Donald Friedman(10)	11,000,000		5.3%
3131 Eastside, #120
Houston, TX 77098
Dale Larsson	595,144		*
3230 North University Avenue
Provo, UT 84604
Victor Shaffer	2,023,744	(5)(6)	*
Steven Rubin	192,308	(7)	*
4400 Biscayne Boulevard, 15th Floor
Miami, FL 33137
David Malina	0		*
4400 Biscayne Boulevard, 15th Floor
Miami, FL 33137
David M. Greene	2,549,766	(8)	1.2%
The Frost Group, LLC	30,769,231		14.7%
4400 Biscayne Boulevard, 15th Floor
Miami, FL 33137
All Executive Officers and	60,983,945		28.9%
Directors as a group (7 persons)(9)

*	Less than 1.0%.

(1)	Unless otherwise indicated, the address for each person is 2 South University Drive, Suite 325, Plantation, Florida 33324.

(2)	Excludes 7,811,782 shares owned by the following family members of which Mr. Battistone disclaims beneficial ownership:

Name	Number of Shares Owned
Kelly Battistone	1,000,000
Dann Battistone	1,000,000
Brian Battistone	1,000,000
Mark Battistone	1,000,000
Cindy Battistone	1,000,000
Signature, Inc.	2,811,782

(3)	Includes 70,348 shares which are the subject of stock options.

(4)	Includes 169,696 shares which are the subject of stock options.

(5)	Includes 857,077 shares which are the subject of stock options.

(6)	Does not include 400,000 shares which are the subject of stock options which have not yet vested.

(7)	Mr. Rubin is a member of The Frost Group, LLC. He disclaims beneficial ownership of the securities held by The Frost Group, LLC except to the extent of his pecuniary interest therein.

(8)	Includes 524,766 shares which are the subject of stock options.

(9)	The directors and officers have sole voting and investment power as to the shares beneficially owned by them.

(10)	Includes 4,000,000 shares held in four trusts of which the beneficiaries are Mr. Friedman’s children.

OTHER MATTERS

It is not expected that any matters other than those in the Notice of Special Meeting, as described in this Proxy Statement, will be brought before the Special Meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxies in accordance with the discretion of the persons named in such proxy.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders wishing to communicate with the Company’s Board as a whole or with certain directors, including committee chairpersons or the Chairman of the Board, individually, may do so by writing the Corporate Secretary at the Company’s headquarters at Two South University Drive, Suite 325, Plantation, Florida 33324. Each stockholder communication should include an indication of the submitting stockholder’s status as a stockholder of the Company and eligibility to submit such communication. Each such communication will be received for handling by the Corporate Secretary, who will maintain originals of each communication received and provide copies to (i) the Chairman and (ii) any other appropriate committee(s) or director(s) based on the expressed desire of the communicating stockholder and content of the subject communication. The Corporate Secretary also will coordinate with the Chairman to facilitate a response, if it is believed that a response is appropriate or necessary, to each communication received. The Board, or a committee the Board designates, will review all stockholder communications received on a periodic basis. The Board reserves the right to revise this policy in the event that this process is abused, becomes unworkable or otherwise does not efficiently serve the purpose of the policy.

STOCKHOLDER PROPOSALS

All stockholder proposals intended to be submitted at the Company’s next annual meeting of stockholders must be received by the Secretary of the Company on or before the date to be specified in the Company’s Form 10-Q, which date shall be a reasonable time before we begin to print and mail our proxy materials for such meeting, in order to be considered for inclusion in the Company’s proxy materials for such meeting.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the SEC. You may inspect and request copies (at prescribed rates) of our reports, proxy statements and other information filed by us at the public reference facilities at the SEC’s office at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549, at the SEC’s Regional Office at Room 1102, Jacob K. Javits Federal Building, 26 Federal Plaza, New York, NY 10278 and at the SEC’s Regional Office at 44 Montgomery Street, Suite 1100, San Francisco, CA 94101. Our reports, proxy statements and other information can also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

ANNEX A

CERTIFICATE OF AMENDMENT

TO

THE CERTIFICATE OF INCORPORATION

OF

DREAMS, INC.

Dreams, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Utah (the “Corporation”),

DOES HEREBY CERTIFY:

1. That the Certificate of Incorporation of the Corporation be amended by replacing the first paragraph of Article IV with the following:

“The aggregate number of shares of all classes of capital stock that this corporation is authorized to issue is One Hundred Ten Million (110,000,000) shares consisting of (i) One Hundred Million (100,000,000) shares of common stock, no par value per share (the “Common Stock”) and (ii) Ten Million (10,000,000) shares of preferred stock, no par value per share (the “Preferred Stock”).”

2. That the Certificate of Incorporation of the Corporation be amended by inserting the following text at the end of Article IV thereof so that such text shall be and read as follows:

“C. Reverse Stock Split. Each [eight] (8) issued and outstanding shares of Common Stock as of the date and time immediately preceding the filing of this Certificate of Amendment (the “Split Effective Date”), shall be combined and converted automatically, without further action, into one (1) fully paid and non-assessable share of Common Stock. No fractional shares shall be issued in connection with the foregoing reverse split; all shares of Common Stock so split that are held by a stockholder will be aggregated subsequent to the foregoing split and each fractional share resulting from such aggregation held by a stockholder shall be rounded up to the nearest whole share.”

3. That a resolution was duly adopted by unanimous approval of the directors of the Corporation, pursuant to the General Corporation Law of the State of Utah, setting forth the above-mentioned amendments to the Certificate of Incorporation and declaring said amendments to be advisable.

4. That at a Special Meeting of Stockholders of the Corporation, duly called and held, said amendments were duly adopted in accordance with the provisions of Section [            ] of the Utah General Corporation Law by obtaining the affirmative vote of a majority of the outstanding shares of Common Stock of the Corporation.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been signed by the Chief Executive Officer of the Corporation this                      day of                     , 2006.

DREAMS, INC.

By:
Ross Tannenbaum
Chief Executive Officer

A-1

ANNEX B

DREAMS, INC.

2006 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Dreams, Inc. 2006 Equity Incentive Plan (the “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants, and to promote the success of the Company and the Company’s Affiliates. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights, time vested and/or performance vested Restricted Stock, Stock Appreciation Rights and Unrestricted Shares may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

“Administrator” means the Board or a committee that has been delegated the responsibility of administering the Plan in accordance with Section 4 of the Plan.

“Affiliate” means any Parent and/or Subsidiary.

“Applicable Laws” means the requirements relating to the administration of equity compensation plans under the applicable corporate and securities laws of any of the states in the United States, U.S. federal securities laws, the Code, the rules and regulations of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means the grant of an Option, a Stock Purchase Right, a Stock Appreciation Right, a Stock Award and/or Unrestricted Shares.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise specifically provided in a Participant’s Option Agreement, Stock Purchase Agreement, Stock Appreciation Right Agreement or Stock Award Agreement, a finding by the Administrator that the Participant’s employment with or service to the Company or any Affiliate was terminated due to one or more of the following: (i) the Participant’s use of alcohol or any unlawful controlled substance to an extent that it interferes with the performance of the Participant’s duties; (ii) the Participant’s commission of any act of fraud, insubordination, misappropriation or personal dishonesty relating to or involving the Company or any Affiliate in any material respect; (iii) the Participant’s gross negligence; (iv) the Participant’s violation of any express direction of the Company or of any Affiliate or any material violation of any rule, regulation, policy or plan established by the Company or any Affiliate from time to time regarding the conduct of its employees or its business; (v) the Participant’s disclosure or use of confidential information of the Company or any Affiliate, other than as required in the performance of the Participant’s duties; (vi) actions by the Participant that are determined by the Administrator to be clearly contrary to the best interests of the Company and/or its Affiliates as determined in good faith by the Administrator; (vii) the Participant’s conviction of a crime constituting a felony or any other crime involving moral turpitude; or (viii)any other act or omission which, in the determination of the Administrator, is materially detrimental to the business of the Company or of an Affiliate. Notwithstanding the foregoing, if a Participant has entered into a written employment or consulting agreement with the Company that specifies the conditions or circumstances under which the Participant’s service may be terminated for cause, then the terms of such agreement shall apply for purposes of determining whether “Cause” shall have occurred for purposes of this Plan.

“Change in Control Event” has the meaning set forth in Section 16(c).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” means Dreams, Inc., a Delaware corporation.

“Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render services to such entity, other than an Employee or a Director.

“Director” means a member of the Board or of the board of directors of an Affiliate.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Employee” means any person, including officers and Directors, serving as an employee of the Company or an Affiliate. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary or any successor. For purposes of an Option initially granted as an Incentive Stock Option, if a leave of absence of more than three months precludes such Option from being treated as an Incentive Stock Option under the Code, such Option thereafter shall be treated as a Nonstatutory Stock Option for purposes of this Plan. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market or the NASDAQ Capital Market, the Fair Market Value of a Share shall be the closing sales price of a Share (or the closing bid, if no such sales were reported) as quoted on such exchange or system for the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) if neither clause (i) above nor clause (ii) above applies, the Fair Market Value shall be determined in good faith by the Administrator.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an Award.

“Option” means a stock option granted pursuant to the Plan.

“Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and the applicable Notice of Grant.

“Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

“Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

“Parent” means a “parent corporation” of the Company (or, in the context of Section 16(c) of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” shall mean any Service Provider who holds an Option, a Stock Purchase Right, a Stock Appreciation Right, a Stock Award or Unrestricted Shares granted or issued pursuant to the Plan.

“Restricted Period” has the meaning set forth in Section 12(a).

“Restricted Stock” means shares of Common Stock acquired pursuant to a grant of a Stock Award under Section 12 of the Plan.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to such Rule 16b-3, as such rule is in effect when discretion is being exercised with respect to the Plan.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

“Stock Appreciation Right” means a right granted pursuant to Section 14 of the Plan, as evidenced by a Notice of Grant. Stock Appreciation Rights may be awarded either in tandem with Options (“Tandem Stock Appreciation Rights”) or on a stand-alone basis (“Nontandem Stock Appreciation Rights”).

“Stock Appreciation Right Agreement” means an agreement between the Company and the grantee of a Stock Appreciation Right, approved by the Administrator, evidencing the terms and conditions of an individual Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan and the applicable Notice of Grant.

“Stock Award” means an Award of Shares pursuant to Section 12 of the Plan.

“Stock Award Agreement” means an agreement, approved by the Administrator, providing the terms and conditions of a Stock Award. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan and the applicable Notice of Grant.

“Stock Award Shares” means Shares subject to a Stock Award.

“Stock Awardee” means the holder of an outstanding Stock Award granted under the Plan.

“Stock Purchase Agreement” means a written agreement between the Company and an Optionee, approved by the Administrator, evidencing the terms and restrictions applicable to stock purchased under a Stock Purchase Right. Each Stock Purchase Agreement shall be subject to the terms and conditions of the Plan and the applicable Notice of Grant.

“Stock Purchase Awardee” means the holder of an outstanding Stock Purchase Right granted under the Plan.

“Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

“Stock Purchase Stock” means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 of the Plan.

“Subsidiary” means a “subsidiary corporation” of the Company (or, in the context of Section 16(c) of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Substitute Options” has the meaning set forth in Section 17.

Unrestricted Shares” means a grant of Shares made on an unrestricted basis pursuant to Section 13 of the Plan.

3. Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the initial maximum number of shares of Common Stock that may be issued under the Plan shall be 2,500,000 shares. For purposes of the foregoing limitation, the shares of Common Stock underlying any Awards that are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) shall be added back to the number of shares of Common Stock available for issuance under the Plan. Notwithstanding the foregoing, no more than 500,000 Shares of Common Stock may be granted to any one Participant with respect to Options, Stock Purchase Rights and Stock Appreciation Rights during any one calendar year period. Common Stock to be issued under the Plan may be either authorized and unissued shares or shares held in treasury by the Company.

4. Administration of the Plan.

(a) Appointment of Committee. The Plan shall be administered by a Committee to be appointed by the Board, which Committee shall consist of not less than two members of the Board and shall be comprised solely of members of the Board who qualify as both non-employee directors as defined in Rule 16b-3(b)(3) of the Exchange Act and outside directors within the meaning of Department of Treasury Regulations issued under Section 162(m) of the Code. The Board shall have the power to add or remove members of the Committee, from time to time, and to fill vacancies thereon arising by resignation, death, removal, or otherwise. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting.

(b) Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options, Stock Purchase Rights, Stock Awards, Stock Appreciation Rights and Unrestricted Shares may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder and of any Option Agreement, Stock Purchase Agreement, Stock Award Agreement and Stock Appreciation Right Agreement. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture provisions, and any restriction or limitation regarding any Option, Stock Purchase Right, Stock Award, Stock Appreciation Right or grant of Unrestricted Shares or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to construe and interpret the terms of the Plan, Awards granted pursuant to the Plan and agreements entered into pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii) to modify or amend each Option or Stock Purchase Right (subject to Section 19(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than otherwise provided for in the Plan, provided, however, any such extension shall be consistent with Code Section 422(a)(2) and other Applicable Laws;

(ix) to allow Optionees to satisfy withholding tax obligations by having the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld, provided that withholding is calculated at no less than the minimum statutory withholding level. The Fair Market Value of the Shares to be withheld shall be determined as of the date that the income resulting from exercise of the Option is recognized by the Optionee. All determinations to have Shares withheld for this purpose shall be made by the Administrator in its discretion;

(x) to authorize any person to execute on behalf of the Company any agreement entered into pursuant to the Plan and any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xi) to make all other determinations deemed necessary or advisable for purposes of administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all holders of Awards. Neither the Administrator, nor any member or delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each of the foregoing shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including without limitation reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

5. Eligibility. Nonstatutory Stock Options, Stock Purchase Rights, Stock Awards, Stock Appreciation Rights and Unrestricted Shares may be granted to all Service Providers. Incentive Stock Options may be granted only to Employees. Notwithstanding anything contained herein to the contrary, an Award may be granted to a person who is not then a Service Provider; provided, however, that the grant of such Award shall be conditioned upon such person’s becoming a Service Provider at or prior to the time of the execution of the agreement evidencing such Award.

6. Limitations.

(a) Each Option shall be designated in the applicable Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, if an Employee first becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options. In the previous sentence, “Incentive Stock Options” include Incentive Stock Options granted under any plan of the Company or any Affiliate. For the purpose of deciding which Options apply to Shares that “exceed” the $100,000 limit, Incentive Stock Options shall be taken into account in the same order as granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Award nor any agreement entered into pursuant to the Plan shall confer upon a Participant any right with respect to continuing the grantee’s relationship as a Service Provider with the Company or any Affiliate, nor shall they interfere in any way with the Participant’s right or the right of the Company or any Affiliate to terminate such relationship at any time, with or without cause.

7. Term of the Plan. The Plan shall become effective upon approval by the Company’s shareholders and shall continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the Plan.

8. Term of Options. The term of each Option shall be stated in the applicable Option Agreement or, if not so stated, ten years from the date of grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the applicable Option Agreement.

9. Option Exercise Price; Exercisability.

(a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company and any Affiliate, the per Share exercise price shall be not less than 110% of the Fair Market Value per Share on the date of grant, or

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% (or 110%, if clause (i)(A) above applies) of the Fair Market Value per Share on the date of grant pursuant to a merger or other comparable corporate transaction, but in no event shall Options be granted at a per Share exercise price that would cause the Options to be deemed a deferral of compensation under Code Section 409A.

(b) Exercise Period and Conditions. At the time that an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

10. Exercise of Options; Consideration.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement, provided, however, that unless otherwise determined by the Administrator and provided for in the Option Agreement, each Option shall vest and become exercisable as to one-sixth (1/6) of the Shares subject to the Option on the date that is six months after the date of grant, and as to an additional one-sixth (1/6) of the Shares subject to the Option every six months thereafter until fully vested and exercisable. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and Section 10(f) of the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan. Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than as a result of the Optionee’s death, Disability or termination for Cause, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Option Agreement and except as otherwise provided in Sections 10(c), 10(d) and 10(e) of this Plan, the Option shall remain exercisable for three months following the Optionee’s termination (but in no event later than the expiration of the term of such Option). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option in full within the time specified by the Administrator, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan. Notwithstanding anything contained herein to the contrary, an Optionee who changes his or her status as a Service Provider (e.g., from being an Employee to being a Consultant) shall not be deemed to have ceased being a Service Provider for purposes of this Section 10(b), nor shall a transfer of employment among the Company and any Affiliate be considered a termination of employment; provided, however, that if an Optionee owning Incentive Stock Options ceases being an Employee but continues as a Consultant, such Incentive Stock Options shall be deemed to be Nonstatutory Stock Options three months after the date of such cessation.

(c) Disability of an Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination (but in no event later than the expiration of the term of such Option). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option in full within the time specified herein, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan.

(d) Death of an Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s death (but in no event later than the expiration of the term of such Option). If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Option is not so exercised in full within the time specified herein, the unexercised portion of the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan.

(e) Termination for Cause. Unless otherwise provided in a Service Provider’s Option Agreement, if a Service Provider’s relationship with the Company is terminated for Cause, then such Service Provider shall have no right to exercise any of such Service Provider’s Options at any time on or after the effective date of such termination. All Shares covered by such Options and not acquired by exercise prior to the date of such termination shall revert to the Plan.

(f) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) other Shares of the Company’s capital stock which (A) have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv) consideration received by the Company under a cashless exercise program permitted by the Administrator, including a cashless exercise program utilizing the services of a single broker acceptable to the Administrator;

(v) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vi) any combination of the foregoing methods of payment; or

(vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

11. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with Options or other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the Stock Purchase Awardee in writing or electronically, by means of a Notice of Grant and/or a Stock Purchase Agreement in the form determined by the Administrator, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Stock Purchase Awardee shall be entitled to purchase and the price to be paid for such Shares. The offer shall be accepted by execution of a Stock Purchase Agreement in a form determined by the Administrator and payment of the applicable purchase price.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Stock Purchase Awardee’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Stock Purchase Agreement shall be the original price paid by the Stock Purchase Awardee and may be paid by cancellation of any indebtedness of the Stock Purchase Awardee to the Company. The repurchase option shall lapse at a rate determined by the Administrator; provided, however, that unless otherwise determined by the Administrator, the restrictions shall lapse as to one-sixth (1/6) of the Shares subject to the Stock Purchase Agreement on the date that is six months after the date of grant, and as to an additional one-sixth (1/6) of the Shares subject to the Stock Purchase Agreement every six months thereafter.

(c) Other Provisions. The Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the Stock Purchase Awardee shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 16 of the Plan.

(e) Code §409A. Notwithstanding anything contained herein to the contrary, Stock Purchase Rights shall not be awarded if the Administrator, on the basis of advice of counsel, determines that the grant of such Stock Purchase Rights would violate Section 409A of the Code.

12. Stock Awards. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price as it determines) Shares to any Service Provider, as defined herein, subject to such terms and conditions, including vesting and/or performance conditions, as the Administrator sets forth in a Stock Award Agreement evidencing such grant. Stock Awards may be granted or sold in respect of past services or other valid consideration or in lieu of any cash compensation otherwise payable to such individual. The grant of Stock Awards shall be subject to the following provisions:

(a) At the time a Stock Award is made, the Administrator shall establish a vesting period (the “Restricted Period”) applicable to the Stock Award Shares subject to such Stock Award or shall determine that such Stock Award is not subject to any vesting requirements. Subject to the right of the Administrator to establish a Restricted Period that extends vesting dates to later or earlier dates than the dates provided in this sentence, the Restricted Period of a Stock Award, if any, shall lapse as to one-sixth (1/6) of the Shares subject to the Stock Award on the date that is six months after the date of grant, and as to an additional one-sixth (1/6) of the Shares subject to the Stock Award every six months thereafter until unrestricted. The Administrator may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or in lieu of the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives. The Administrator may provide that all restrictions on Stock Award Shares shall lapse if certain performance criteria are met and that, if such criteria are not met, that such restrictions shall lapse if certain vesting conditions are satisfied. None of the

Stock Award Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period applicable to such Stock Award Shares or prior to the satisfaction of any other restrictions prescribed by the Administrator with respect to such Stock Award Shares.

(b) The Company shall issue, in the name of each Service Provider to whom Stock Award Shares have been granted, stock certificates representing the total number of Stock Award Shares granted to such person, as soon as reasonably practicable after the grant. The Company, at the direction of the Administrator, shall hold such certificates, properly endorsed for transfer, for the Stock Awardee’s benefit until such time as the Stock Award Shares are forfeited to the Company, or the restrictions lapse.

(c) Unless otherwise provided by the Administrator, holders of Stock Award Shares shall have the right to vote such Shares and have the right to receive any cash dividends with respect to such Shares. All distributions, if any, received by a Stock Awardee with respect to Stock Award Shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction shall be subject to the restrictions of this Section 12.

(d) Subject to the terms of the applicable Stock Award Agreement, any Stock Award Shares granted to a Service Provider pursuant to the Plan shall be forfeited if, prior to the date on which all restrictions applicable to such Stock Award shall have lapsed, the Stock Awardee voluntarily terminates employment with the Company or its Affiliates or resigns or voluntarily terminates his consultancy arrangement with the Company or its Affiliates or if the Stock Awardee’s employment or consultancy arrangement is terminated for Cause. If the Stock Awardee’s employment or consultancy arrangement terminates for any other reason, the Stock Award Shares held by such person shall be forfeited, unless the Administrator, in its sole discretion, shall determine otherwise. Upon such forfeiture, the Stock Award Shares that are forfeited shall be retained in the treasury of the Company and be available for subsequent awards under the Plan.

(e) Upon the satisfaction of the conditions prescribed by the Administrator with respect to a particular Stock Award, the restrictions applicable to the related Stock Award Shares shall lapse and, at the Stock Awardee’s request, a stock certificate for the number of Stock Award Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions under the Plan, to the Stock Awardee or his beneficiary or estate, as the case may be.

13. Unrestricted Shares. The Administrator may grant Unrestricted Shares in accordance with the following provisions:

(a) The Administrator may cause the Company to grant Unrestricted Shares to Service Providers at such time or times, in such amounts and for such reasons as the Administrator, in its sole discretion, shall determine. No payment (other than the par value thereof, in the Administrator’s discretion) shall be required for Unrestricted Shares.

(b) The Company shall issue, in the name of each Service Provider to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to such individual, and shall deliver such certificates to such Service Provider as soon as reasonably practicable after the date of grant or on such later date as the Administrator shall determine at the time of grant.

14. Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights in accordance with the following provisions:

(a) Tandem Stock Appreciation Rights may be awarded by the Administrator in connection with any Option granted under the Plan, either at the time such Option is granted or thereafter at any time prior to the exercise, termination or expiration of such Option. The base price of any Tandem Stock Appreciation Rights shall be not less than the Fair Market Value of a share of Common Stock on the date of grant of the related Option. Nontandem Stock Appreciation Rights may also be granted by the Administrator at any time. At the time of grant of Nontandem Stock Appreciation Rights, the Administrator shall specify the number of shares of Common Stock covered by such right and the base price of shares of Common Stock to be used in connection with the calculation described in Section 14(d). The base price of any Nontandem Stock Appreciation Rights shall be not less than the Fair Market Value of a share of Common Stock on the date of grant. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of the Plan as the Administrator shall determine.

(b) Tandem Stock Appreciation Rights shall be exercisable only to the extent that the related Option is exercisable and shall be exercisable only for such period as the Administrator may determine (which period may expire prior to the expiration date of the related Option); provided, however, if no such period is specified, a Tandem Stock Appreciation Right shall be exercisable only for the period that the related Option is exercisable. Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option shall be canceled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options, or portions thereof, surrendered upon exercise of Tandem Stock Appreciation Rights shall not be available for subsequent awards under the Plan. Nontandem Stock Appreciation Rights shall be exercisable during such period as the Administrator shall determine.

(c) Tandem Stock Appreciation Rights shall entitle the applicable Participant to surrender to the Company unexercised the related Option, or any portion thereof, and, subject to Section 14(f) to receive from the Company in exchange therefore that number of shares of Common Stock having an aggregate Fair Market Value equal to (A) the excess of (i) the Fair Market Value of one (1) share of Common Stock as of the date the Tandem Stock Appreciation Rights are exercised over (ii) the Option exercise price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. In addition, the Optionee shall be entitled to receive an amount equal to any credit against the Option exercise price which would have been allowed had the Option, or portion thereof, been exercised. Cash shall be delivered in lieu of any fractional shares.

(d) The exercise of Nontandem Stock Appreciation Rights shall, subject to Section 14(f), entitle the recipient to receive from the Company that number of shares of Common Stock having an aggregate Fair Market Value equal to (A) the excess of (i) the Fair Market Value of one (1) share of Common Stock as of the date on which the Nontandem Stock Appreciation Rights are exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Rights, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Rights, or the portion thereof, being exercised. Cash shall be delivered in lieu of any fractional shares.

(e) As soon as is reasonably practicable after the exercise of any Stock Appreciation Rights, the Company shall (i) issue, in the name of the recipient, stock certificates representing the total number of full shares of Common Stock to which the recipient is entitled pursuant to Section 14(c) and Section 14(d) and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional shares, or (ii) if the Administrator causes the Company to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Rights in cash pursuant to Section 14(f), deliver to the recipient an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

(f) The Administrator, in its discretion, may cause the Company to settle all or any part of its obligation arising out of the exercise of Stock Appreciation Rights by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise.

15. Non-Transferability. Unless determined otherwise by the Administrator, an Option, Stock Appreciation Right, Stock Purchase Right and Stock Award (until such time as all restrictions lapse) may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and, in the case of an Option, Stock Appreciation Right or Stock Purchase Right, may be exercised, during the lifetime of a Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Option Agreement regarding a given Option that the Optionee may transfer, without consideration for the transfer, his or her Nonstatutory Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option. During the period when Shares subject to Stock Purchase Agreements and Stock Award Shares are restricted (by virtue of vesting schedules or otherwise), such Shares may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

16. Adjustments Upon Changes in Capitalization; Dissolution; Change in Control and Other Events.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, Stock Purchase Right, Stock Award Agreement and Stock Appreciation Right and the number of Shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option, Stock Purchase Right, Stock Award Agreement or Stock Appreciation Right, as well as the price per share of Common Stock covered by each such outstanding Option, Stock Purchase Right or Stock Appreciation Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award hereunder.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each holder of an Award as soon as practicable prior to the effective date of such proposed dissolution or liquidation. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or Stock Appreciation Right and for a holder of a Stock Purchase Right to exercise his or her Stock Purchase Right until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which an applicable Option or Stock Appreciation Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of a Stock Purchase Right or any restrictions as to any Stock Award shall lapse as to all such Shares covered thereby, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option, Stock Purchase Right or Stock Appreciation Right will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger or consolidation of the Company with or into another corporation or any other entity or the exchange of substantially all of the outstanding stock of the Company for shares of another entity or other property in which, after any such transaction the prior shareholders of the Company own less than fifty percent (50%) of the voting shares of the continuing or surviving entity, or in the event of the sale of all or substantially all of the assets of the Company, (any such event, a “Change of Control Event”), then, absent a provision to the contrary in any particular Option Agreement, Restricted Stock Purchase Agreement, Stock Purchase Right Agreement, Stock Appreciation Right Agreement or Stock Award (in which case the terms of such shall supersede each of the provisions of this Section 16(c) that are inconsistent with such Agreement or Award), each outstanding Option, Stock Purchase Right, Restricted Stock, Stock Appreciation Right and Stock Award shall be assumed or an equivalent option, right, share or award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the Administrator determines that the successor corporation or a parent or a subsidiary of the successor corporation has refused to assume or substitute an equivalent option, right, agreement or award for each outstanding Option, Stock Purchase Right, Restricted Stock, Stock Appreciation Right and Stock Award, the awardee shall fully vest in and have the right to exercise each outstanding Option, Stock Appreciation Right and Stock Purchase Right as to all of the stock covered thereby, including Shares that would not otherwise be vested or exercisable, and all vesting periods under Restricted Stock Purchase Agreements and Stock Awards shall be deemed to have been satisfied. If an Option, Stock Appreciation Right and/or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify all awardees that all outstanding Options, Stock Appreciation Rights and Stock Purchase Rights shall be fully exercisable for a period of twenty (20) days from the date of such notice and that any Options, Stock Appreciation Rights and Stock Purchase Rights that are not exercised within such period shall terminate upon the expiration of such period. For the purposes of this paragraph, all outstanding Options, Stock Appreciation Rights and Stock Purchase Rights shall be considered assumed if, following the consummation of the Change of Control, the Option, Stock Appreciation Right and Stock Purchase Right confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right or Stock Purchase Right immediately prior to the consummation of the Change of Control, the consideration (whether stock, cash, or other property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, Stock Appreciation Right or Stock Purchase Right, for each Share subject to the Option, Stock Appreciation Right or Stock Purchase Right, to be solely common stock of the successor corporation or its parent or subsidiary equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

17. Substitute Options. In the event that the Company, directly or indirectly, acquires another entity, the Board may authorize the issuance of stock options (“Substitute Options”) to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a), as from time to time amended or superseded, in the case of a Substitute Option that is intended to be an Incentive Stock Option. Shares of capital stock underlying Substitute Stock Options shall not constitute Shares issued pursuant to this Plan for any purpose.

18. Date of Grant. The date of grant of an Option, Stock Purchase Right, Stock Award, Stock Appreciation Right or Unrestricted Share shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, Stock Purchase Right, Stock Award, Stock Appreciation Right or Unrestricted Share, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each grantee within a reasonable time after the date of such grant.

19. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall adversely affect the rights of any Participant with respect to an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement shall be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued in connection with the grant of any Stock Award or Unrestricted Share or the exercise of any Option, Stock Appreciation Right or Stock Purchase Right unless such grant or the exercise of such Option, Stock Appreciation Right or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws.

(b) Investment Representations. As a condition to the grant of any Award or the exercise of any Option, Stock Appreciation Right or Stock Purchase Right, the Company may require the person receiving such Award or exercising such Option, Stock Appreciation Right or Stock Purchase Right to represent and warrant at the time of any such exercise or grant that the applicable Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c) Additional Conditions. The Administrator shall have the authority to condition the grant of any Award or rights in such other manner that the Administrator determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan. Such conditions may include, among other things, obligations of recipients to execute lock-up agreements and shareholder agreements in the future. The Administrator may implement such measures as the Administrator deems appropriate to determine whether Shares acquired as a result of the exercise of an Incentive Stock Option have been the subject of a “disqualifying disposition” for federal income tax purposes, including requiring the Optionee to hold such Shares in his or her own name and requiring that the Optionee notify the Administrator of any such “disqualifying disposition.”

(d) Trading Policy Restrictions. Option, Stock Appreciation Right and Stock Purchase Right exercises and other Awards under the Plan shall be subject to the terms and conditions of any insider trading policy established by the Company or the Administrator.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction over the Company, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

23. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted, or earlier as required by the rules of the stock exchange governing trading of the Company’s stock. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

24. Withholding; Notice of Sale. The Company shall be entitled to withhold from any amounts payable to an Employee any amounts which the Company determines, in its discretion, are required to be withheld under any Applicable Law as a result of any action taken by a holder of an Award.

25. Governing Law. This Plan shall be governed by the laws of the state of Utah, without regard to conflict of law principles.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

DREAMS, INC.

PROXY - SPECIAL MEETING OF STOCKHOLDERS

                        , 2006

The undersigned hereby appoints Ross Tannenbaum and David Greene, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Dreams, Inc. (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company’s headquarters, Two South University Drive, Suite 325, Plantation, Florida 33324, on                     , 200_, at 9:00 a.m. local time, or at any adjournment thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Special Meeting and Proxy Statement, both dated                     , 2006.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED TO APPROVE THE REVERSE SPLIT AND REDUCTION IN AUTHORIZED COMMON STOCK, AND THE NEW PLAN.

1. To authorize the Company to effect up to a 1-for-eight reverse stock split of the Company’s common stock and the reduction in the number of authorized shares of Common Stock from Five Hundred Million (500,000,000) shares to One Hundred Million (100,000,000) shares.

FOR [            ]                     AGAINST [            ]                     ABSTAIN [            ]

2. To consider and vote upon a proposal to approve the Dreams, Inc. 2006 Equity Incentive Plan.

FOR [            ]                     AGAINST [            ]                     ABSTAIN [            ]

NOTE: Your signature should appear the same as your name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a corporation gives a proxy, an authorized officer should sign it.

Signature:	Date:

Signature:	Date: